OPERATING COMPANIES AND MANAGEMENT



CORPORATE OFFICE

135 N. Pennsylvania Street
Suite 2800
Indianapolis, IN 46204
Telephone 317/269-1285




CORPORATE OFFICERS

Robert H. McKinney
Chairman


Marni McKinney
President and
Chief Executive Officer


Joseph M. Richter
Executive Vice President,
Chief Financial Officer
and Treasurer


Kevin K. McKinney
Vice President


Sharon J. Sanford
Secretary




FINANCIAL SERVICES DIVISION

Robert S. Kaspar
President


BANKING

Robert H. McKinney
Chairman and Chief Executive Officer
of the Corporation and Chairman of
the Bank


Marni McKinney
Vice Chairman of the Corporation and
Vice Chairman of the Bank


Owen B. Melton, Jr.
President and Chief Operating
Officer of the Corporation and
President and Chief Executive
Officer of the Bank


David L. Gray
Internal Support Services Division
Senior Vice President, Chief
Financial Officer
and Treasurer


David A. Lindsey
Consumer Banking Sales Division
Senior Vice President


Merrill E. Matlock
Commercial Banking Division
Senior Vice President


Timothy J. O'Neill
Consumer Banking Services Division
Senior Vice President


Kenneth L. Turchi
Retail Banking, Marketing, and
Strategic Planning Division
Senior Vice President

BOARD OF DIRECTORS



DIRECTORS


Robert H. McKinney
Chairman, The Somerset Group, Inc.;
Chairman & Chief Executive Officer,
First Indiana Corporation



Marni McKinney
President and Chief Executive
Officer,
The Somerset Group, Inc.; Vice
Chairman,
First Indiana Corporation



H. J. Baker
Chairman (emeritus)
BMW Constructors, Inc.



William  L. Elder
Chairman (emeritus)
Southern Indiana Commerce
Corporation






Douglas W. Huemme
Chairman, President and
Chief Executive Officer,
Lilly Industries, Inc.



Kevin K. McKinney
Vice President, The Somerset Group,
Inc.;
Publisher, NUVO Newsweekly




Michael L. Smith
President and Chief Operating
Officer,
American Health Network, Inc.




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